SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 25, 2014
(Date of earliest event reported)

PRINCIPAL FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16725	42-1520346
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

711 High Street, Des Moines, Iowa 50392
(Address of principal executive offices)

(515) 247-5111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In connection with action taken by the Board of Directors of Principal Financial Group, Inc. (the “Company”), more fully described in the attached exhibit to this report, the Company announced the promotion of Daniel J. Houston to the position of president and chief operating officer of the Company, and his election to the Board of Directors of the Company, all effective November 25, 2014. The text of the announcement is included herewith as Exhibit 99.

Effective November 29, 2014, Mr. Houston’s annual salary will be $675,000, subject to periodic adjustment in accordance with the Company’s regular salary review policy. In addition, Mr. Houston will continue to participate in the Company’s annual and long-term incentive compensation plans, qualified and non-qualified savings and retirement plans and other benefits as described in the Company’s current proxy statement filed with the Securities and Exchange Commission on April 7, 2014. Effective January 1, 2015, Mr. Houston’s annual incentive compensation target will be 200% of base salary, and his long-term incentive compensation target will be 425% of base salary.

The terms and conditions of Mr. Houston’s continued employment and the severance and other termination benefits payable to him in the event of a termination of employment following a “change of control,” as that term is defined in the Company’s current proxy statement, are governed by the severance and change of control agreements described in the Company’s current proxy statement.

Item 9.01 Financial Statements and Exhibits

99 Press Release Announcing Houston Promotion

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

By:	/s/ Karen E. Shaff

Name:	Karen E. Shaff

Title:	Executive Vice President, General Counsel and Secretary

Date:    November 26, 2014